EXHIBIT 3.1

(Crest)	British Columbia	Ministry of Finance Corporate and Personal Property Registries www.corporateonline.gov.bc.ca	Mailing Address: PO BOX 9431 Stn Prov Govt. Victoria BC V8W 9V3	Location: 2nd Floor 940 Blanshard St., Victoria BC 250-345-8626

Notice of Articles BUSINESS CORPORATIONS ACT	CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies
/s/ Ron Townshend RON TOWNSHEND June 22, 2006

This Notice of Articles was issued by the Registrar on June 22, 2006, 11:04 AM Pacific Time
Incorporation Number            BC0663117
Recognition Date: January 31, 2003 as a result of an Amalgamation

NOTICE OF ARTICLES
Name of Company:
INTERNATIONAL ABSORBENTS INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
700, 595 HOWE STREET	700, 595 HOWE STREET
VANCOUVER BC V6C 2T5	VANCOUVER BC V6C 2T5
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
700, 595 HOWE STREET	700, 595 HOWE STREET
VANCOUVER BC V6C 2T5	VANCOUVER BC V6C 2T5
CANADA	CANADA

DIRECTOR INFORMATION
Last Name, First name, Middle Name:
SUTHERLAND, JOHN J. (formerly SUTHERLAND, JOHN J.)

Mailing Address:	Delivery Address:
2170 NELSON AVENUE	2170 NELSON AVENUE
WEST VANCOUVER BC V7V 2P7	WEST VANCOUVER BC V7V 2P7
CANADA	CANADA

Last Name, First name, Middle Name:
ELLIS, GORDON L.

Mailing Address:	Delivery Address:
1569 DEMPSEY ROAD	1569 DEMPSEY ROAD
NORTH VANCOUVER BC V7K 1S8	NORTH VANCOUVER BC V7K 1S8
CANADA	CANADA

Last Name, First name, Middle Name:
WHITTLE, DANIEL J.

Mailing Address:	Delivery Address:
1229 MODOC DRIVE	1229 MODOC DRIVE
BELLINGHAM WA	BELLINGHAM WA
UNITED STATES	UNITED STATES

Last Name, First name, Middle Name:
DODD, LIONEL G

Mailing Address:	Delivery Address:
3508 MATHERS AVE	3508 MATHERS AVENUE
VANCOUVER BC V7V 2K9	VANCOUVER BC V7V 2K9
CANADA	CANADA

Last Name, First name, Middle Name:
BENTLEY, MICHAEL

Mailing Address:	Delivery Address:
4337 PINE CRESCENT	4337 PINE CRESCENT
VANCOUVER BC V6J 4K9	VANCOUVER BC V6J 4K9
CANADA	CANADA

AUTHORIZED SHARE STRUCTURE

1. No Maximum COMMON SHARES	Without Par Value Without Special Rights or Restrictions attached